                                                                    EXHIBIT 23.8

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                         ASTORIA FINANCIAL CORPORATION


     The undersigned, Lawrence W. Peters, hereby consents to be named as a director of Astoria Financial Corporation (the "Company") in the Registration Statement on Form S-4 (File No. 333-_____) to be filed by the Company with the Securities and Exchange Commission.


Dated:  July 9, 1998


                                             /s/ Lawrence W. Peters
                                             ----------------------------------
                                             Lawrence W. Peters